Exhibit 5.1

O’Melveny & Myers LLP	T: +1 415 984 8700	File Number: 0038871-00002
Two Embarcadero Center	F: +1 415 984 8701
28ᵗʰ Floor	omm.com
San Francisco, CA 94111-3823

April 10, 2024

Babcock & Wilcox Enterprises, Inc.

1200 East Market Street, Suite 650

Akron, OH 44305

Re:	At-the-Market Offering of up to $50,000,000 of Common Stock of Babcock & Wilcox Enterprises, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale from time to time by the Company of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Shares”), under the prospectus supplement, dated April 10, 2024, to the prospectus, dated November 22, 2021 (the “Prospectus Supplement”) pursuant to that certain Sales Agreement, dated April 10, 2024 (the “Sales Agreement”), between the Company and B. Riley Securities, Inc., Seaport Global Securities LLC, Craig-Hallum Capital Group LLC and Lake Street Capital Markets, LLC, as sales agents. The Shares are being offered and sold pursuant to the shelf registration statement on Form S-3 (File No. 333-260854) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 8, 2021 and declared effective by the Commission on November 22, 2021.

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered necessary or appropriate for the purposes of rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. On the basis of such examination and subject to the limitations and assumptions in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Sales Agreement, the Shares will be validly issued, fully paid and non-assessable.

The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Century City • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC
Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, or the rules and regulations of the Commission promulgated thereunder, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement and to the reference to O’Melveny & Myers LLP under the heading “Legal Matters” in the prospectus supplement, dated April 10, 2024, constituting a part of such Registration Statement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws. In signing this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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